Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "TRILINC GLOBAL IMPACT FUND, LLC" AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRTIETH DAY OF APRIL, A.D. 2012, AT 10 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, "TRILINC GLOBAL IMPACT FUND, LLC".

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 04/30/2012
FILED 10:00 AM 04/30/2012
SRV 120489889 - 5147793 FILE

STATE *of* DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE *of* FORMATION

First: The name of the limited liability company is TRILINC GLOBAL IMPACT FUND, LLC

Second: The address of its registered office in the State of Delaware is 1209 ORANGE STREET in the City of WILMINGTON Zip code 19801. The name of its Registered agent at such address is THE CORPORATION TRUST COMPANY

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: "The latest date on which the limited liability company is to dissolve is ______.")

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 27TH day of APRIL, 2012.

By: Mark Torline
Authorized Person (s)

Name: MARK TORLINE